Exhibit 4.14

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                       CHUGACH ELECTRIC ASSOCIATION, INC.
                       NEW BONDS, 2002 SERIES A, DUE 2012

No. 2002A-1                                                       $120,000,000
CUSIP No. ______________

         Chugach Electric Association, Inc., an Alaska electric cooperative (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse side hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of One Hundred Twenty Million Dollars ($120,000,000) on _____________, 2012, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from ____________________, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ________ and ____________ in each year, commencing ________________, 2002, at the rate of ___________________ percent (________%)
per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse side hereof, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, which shall be the last day (whether or not a business day) of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Bonds of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which Bonds of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of and interest on this Bond will be made at the office or agency of the Company maintained for that purpose in St. Paul, Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that (subject to the terms on the reverse hereof) at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register.

         Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed.

                               CHUGACH ELECTRIC ASSOCIATION, INC.

                               By       _______________________________
                                        Authorized Officer
ATTEST:

------------------------------------
Secretary or Assistant Secretary

                    [Trustee's Certificate of Authentication]
This is one of the Bonds referred to in and secured by the Indenture of Trust dated as of September 15, 1991, by and between Chugach Electric Association, Inc. and Security Pacific Bank Washington, N.A., as the same may be amended and effective from time to time prior to the Release Date (the "Pre-Release Indenture"), under which the undersigned now acts as Trustee. From and after the Release Date (as defined in the Tenth Supplemental Indenture of Trust to the Pre-Release Indenture), this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture dated April 1, 2001, between Chugach Electric Association, Inc. and U.S. Bank Trust National Association, the form of which is attached as Exhibit A to such Tenth Supplemental Indenture (the "Amended and Restated Indenture"), which Amended and Restated Indenture amends and supersedes the Pre-Release Indenture in its entirety from and after the Release Date.

Dated:  _______________, 2002         U.S. BANK TRUST NATIONAL ASSOCIATION,
                                      as Trustee

                                      By:      ______________________________
                                               Authorized Signatory

         This is one of the Bonds referred to in and secured by the Indenture of Trust dated as of September 15, 1991, by and between Chugach Electric Association, Inc. and Security Pacific Bank Washington, N.A., as trustee, as the same may be amended and effective from time to time prior to the Release Date (as defined therein) (the "Pre-Release Indenture"), under which U.S. Bank Trust National Association now acts as trustee (the "Trustee," which term includes any successor trustee under the Indenture). From and after the Release Date (as defined in the Tenth Supplemental Indenture of Trust to the Pre-Release Indenture), this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture dated April 1, 2001, between Chugach Electric Association, Inc. and U.S. Bank Trust National Association, the form of which is attached as Exhibit A to such Tenth Supplemental Indenture (the "Amended and Restated Indenture"), which Amended and Restated Indenture amends and supersedes the Pre-Release Indenture in its entirety from and after the Release Date. The Pre-Release Indenture, including all indentures supplemental thereto and effective prior to the Release Date, contains a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered, in each case prior to the Release Date. The Amended and Restated Indenture, including all indentures supplemental thereto, contains a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Obligations and of the terms upon which the Obligations are, and are to be, authenticated and delivered from and after the Release Date. From and after the Release Date, the term "Bond" as used in this instrument shall be construed to mean "Obligation" as that term is used in the Amended and Restated Indenture and all indentures supplemental thereto. The term "Indenture" as used herein means the Pre-Release Indenture prior to the Release Date and the Amended and Restated Indenture from and after the Release Date, in each case as the same may be amended from time to time.

         The Bonds of this series and maturity are not redeemable at any time prior to their Stated Maturity.

         If an Event of Default with respect to the Bonds shall occur and be continuing, the principal of the Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

         Notwithstanding the foregoing, except as otherwise provided in a Supplemental Indenture authorizing Bonds for which Credit Enhancement is being provided, if not in default in respect of any of its obligations with respect to Credit Enhancement for the Bonds of a series, or a maturity within a series, the Credit Enhancer for, and not the actual Holders of, such Bonds, shall be deemed to be the Holder of such Bonds at all times for the purpose of (i) giving any approval or consent to the effectiveness of any Supplemental Indenture or any amendment, change or modification of the Indenture which requires the written approval or consent of Holders; provided, however, that the provisions of this Clause (i) shall not apply to any change which could not be made pursuant to
Section 13.02 of the Pre-Release Indenture (prior to the Release Date) or
Section 10.2 of the Amended and Restated Indenture (on and after the Release
Date) without the consent of each Holder affected thereby, or shall change or modify any of the rights or obligations of the Trustee or any Paying Agent without its written assent thereto, and (ii) giving any approval or consent, effecting any waiver or authorization, exercising any remedies or taking any other action in accordance with the provisions of Article Nine of the Pre-Release Indenture (prior to the Release Date) or Article 6 of the Amended and Restated Indenture (on and after the Release Date).

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Bonds under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of Bonds of all series at the time Outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of a majority in principal amount of Bonds at the time Outstanding, on behalf of the Holders of all Bonds to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

         No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Bond at the times, places and rates, and in the coin or currency, herein prescribed.

         Pursuant to Section 34.20.160 of the Alaska Statutes, notice is hereby given that the Company is personally obligated and fully liable for the amount due under this Bond and the Holder of this Bond has the right to sue on this Bond and obtain a personal judgment against the Company for satisfaction of the amount due hereunder either before or after a judicial foreclosure of the lien of the Indenture under Sections 09.45.170 through 09.45.220 of the Alaska Statutes.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Bond Register, upon surrender of this Bond for registration of transfer at the office or agency of the Company in St. Paul, Minnesoat, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Bonds of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series of a different authorized denomination, but of the same Maturity, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Bonds of this series initially shall be held in a Book-Entry System. While the Bonds of this series are held in the Book-Entry System, payment of the principal of, premium, if any, and interest on such Bonds shall be made by wire transfer of Federal funds or equivalent same-day funds, or in such other manner as permitted by the DTC Letter of Representation executed by the Company in connection with such series (as the same may be amended from time to time), to the account of Cede & Co. In the event the Bonds of this series are no longer held in the Book-Entry System, interest on such Bonds shall be payable on each Interest Payment Date by check payable to the Holder (except that if so instructed in writing by a Holder of $1,000,000 or more of such Bonds, such payments shall be made by wire transfer of Federal Reserve funds on the Interest Payment Date), mailed to the Holder at his or her address as it appears on the Bond Register on the last day of the calendar month prior to the Interest Payment Date, or in such other manner as such Holder and the Trustee may determine. Except as may be provided in the DTC Letter of Representation with respect to Bonds of this series, payment of principal shall be made only upon presentation and surrender of each such Bond, as the same becomes due, at the office from which the Trustee performs the payment function for such Bonds.

         All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.